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EXHIBIT 10.2

EXECUTION COPY

RIVERWOOD HOLDING, INC.

STOCKHOLDERS AGREEMENT

dated as of March 25, 2003

i

Section 6.6	Interpretation	14
Section 6.7	Counterparts	14
Section 6.8	Governing Law	14
Section 6.9	Assignment	14
Section 6.10	No Third Party Beneficiaries	14
Section 6.11	Amendment, Waivers, etc	14
Section 6.12	Submission to Jurisdiction; Waivers	15
Section 6.13	Waiver of Jury Trial	15

ii

STOCKHOLDERS AGREEMENT

        STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of March 25, 2003, by and among Riverwood Holding, Inc., a Delaware corporation (the "Company"), the persons listed on Schedule I hereto (each, a "Family Stockholder" and, collectively, the "Family Stockholders"), Clayton, Dubilier & Rice Fund V Limited Partnership (the "CDR Fund") and EXOR Group S.A. ("Exor" and, together with the Family Stockholders and the CDR Fund, the "Stockholders" and each of them a "Stockholder"). Capitalized terms used herein without definition shall have the meanings set forth in Article V.

W I T N E S S E T H:

        WHEREAS, the Company and Graphic Packaging International Corporation, a Colorado corporation ("Graphic"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may from time to time be modified, supplemented or restated the "Merger Agreement"), providing for the merger of Graphic with and into a subsidiary of the Company (the "Merger") upon the terms and subject to the conditions set forth therein;

        WHEREAS, the parties hereto desire to enter into this Agreement, concurrently with the execution and delivery of the Merger Agreement, to govern certain of their rights, duties and obligations relating to their ownership of the common stock, par value $0.01, of the Company (the "Common Stock") following the Merger, it being acknowledged and agreed that this Agreement shall become effective, and the rights and obligations of the parties under this Agreement shall commence, immediately upon the Effective Time; and

        WHEREAS, concurrently with the execution and delivery of this Agreement and the Merger Agreement, (i) the Company and the Other Riverwood Stockholders are entering into a letter agreement, dated as of the date hereof (the "Letter Agreement"), and substantially in the form of Exhibit B hereto, to govern certain of the rights, duties and obligations relating to such Other Riverwood Stockholders' ownership of Common Stock following the Merger, and (ii) the parties hereto and the Other Riverwood Stockholders are entering into an Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), dated as of the date hereof, with respect to the shares of Common Stock that will be held by each of the Stockholders and the Other Riverwood Stockholders immediately following the Merger, each such agreement to become effective immediately upon the Effective Time.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

        Section 1.1    Representations and Warranties of Each Stockholder.    Each Stockholder, severally and not jointly, represents and warrants to each other and to the Company as follows:

          (a)    Authority for this Agreement.    Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms. If such Stockholder is married and the Covered Shares of such Stockholder constitute community property or otherwise requires spousal or other approval for this Agreement to be legal, valid and binding with respect to such Covered Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b)    No Conflicts.    Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms hereof will violate, conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder's property or assets.

          (c)    The Covered Shares.    Immediately following the Effective Time, such Stockholder will be the record and beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Covered Shares, in each case free and clear of all Liens. As of the Effective Time such Stockholder will have the sole right to vote, or to dispose, of such Covered Shares, and none of such Covered Shares will be subject to any agreement, arrangement or restriction with respect to the voting of such Covered Shares, except as contemplated by this Agreement. Except for this Agreement, and, if such Stockholder is a trust, in accordance with the terms of such trust, (i) there are, and as of the Effective Time there will be, no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer any of the Covered Shares, and (ii) no Person has, nor as of the Effective Time will any Person have, any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Shares of such Stockholder.

        Section 1.2    Representations and Warranties of the Company.    The Company hereby represents and warrants to each Stockholder that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of, the organizational documents of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets.

ARTICLE II

CORPORATE GOVERNANCE AND MANAGEMENT

        Section 2.1    Board of Directors.

          (a)    Board Size.    The Board of Directors of the Company (the "Board") shall consist of nine members. The members of the Board shall be nominated and elected in accordance with the Certificate of Incorporation and the By-Laws of the Company, and the provisions of this Agreement.

          (b)    Classified Board.    The Certificate of Incorporation and the By-Laws of the Company shall provide that, subject to the rights, if any, of the holders of any series of preferred stock to elect directors as set forth in the Certificate of Incorporation and By-Laws, the Board shall be classified with respect to the time for which the directors severally hold office into three classes, as nearly equal in number as possible, as follows: (A) one class consisting initially of three directors ("Class I"), the initial term of which shall expire at the first annual meeting of stockholders following the Effective Time; (B) a second class consisting initially of three directors ("Class II"), the initial term of which shall expire at the second annual meeting of stockholders following the Effective Time; and (C) a third class consisting initially of three directors ("Class III"), the initial term of which shall expire at the third annual meeting of stockholders following the Effective Time, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Company, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. Immediately after the Effective Time, the Board shall consist of the seven individuals listed on Exhibit A and two other Independent Directors to be determined between the date hereof and the Effective Time, one to be designated by the Family Representative and who may be an existing Graphic director and one to be designated by the CDR Fund and who will not be a current or former Affiliate of the CDR Fund or Exor; provided that the designee of the Family Representative shall be subject to the reasonable approval of the CDR Fund and the designee of the CDR Fund shall be subject to the reasonable approval of the Family Representative. Prior to the Effective Time, the CDR Fund, Exor and the Family Representative shall agree on the allocation of the directors to the three classes of the Board.

          (c)    Designees.    Subject to Section 2.1(h), each of the Family Representative, the CDR Fund and Exor shall have the respective rights to designate individuals for nomination for election to the Board, and the Company shall cause such individuals to be nominated for election to the Board, in each case as follows:

              (i)  The Family Representative shall be entitled to designate one person for nomination for election to the Board for so long as the Family Stockholders, in the aggregate, own at least 5% of the Fully Diluted shares of Common Stock, consisting of one director in Class III (the "Family Designee");

            (ii)  The CDR Fund shall be entitled to designate: (A) one person for nomination for election to the Board for so long as it owns at least 5% of the Fully Diluted shares of Common Stock, consisting of one director in Class III; or (B) one person for nomination for election to the Board, consisting of one director in Class III, for so long as (x) it owns less than 5% of the Fully Diluted shares of Common Stock and (y) the Former Riverwood Stockholders (including the CDR Fund) hold in the aggregate at least 30% of the Fully Diluted shares of Common Stock (the "CDR Designee"); and

            (iii)  Exor shall be entitled to designate one person for nomination for election to the Board for so long as it owns at least 5% of the Fully Diluted shares of Common Stock, consisting of one director in Class III (the "Exor Designee").

        At each meeting of the stockholders of the Company at which directors of the Company are to be elected, the Company agrees to recommend that the stockholders elect to the Board each Family Designee, CDR Designee and Exor Designee nominated for election at such meeting. In addition, for so long as Stephen M. Humphrey serves as the Chief Executive Officer of the Company, the Company shall cause him to be nominated for election to the Board at any meeting of the stockholders of the Company at which directors of his class are to be elected, and shall recommend that the stockholders elect him to the Board.

          (d)    Other Directors.

              (i)  Each of the directors other than the Family Designee, the CDR Designee, the Exor Designee and Stephen M. Humphrey (the "Other Directors") shall be an Independent Director designated for nomination by the Nominating and Corporate Governance Committee of the Board. At each meeting of the stockholders of the Company at which directors of the

    Company are to be elected, the Company agrees to recommend that the stockholders elect to the Board each Other Director nominated for election at such meeting.

            (ii)  In the event that, (A) as a result of a change in the number of shares of Common Stock held by the Family Stockholders, the CDR Fund or Exor, such Stockholder loses the right to designate to the Board the designee provided for in Section 2.1(c) or (B) Stephen M. Humphrey ceases to serve as the Chief Executive Officer of the Company, such designee or such person shall resign immediately upon receiving notice from the Nominating and Corporate Governance Committee of the Board that such committee has identified a replacement director, and, in any event, shall resign no later than 120 days after (x) the Family Stockholders, the CDR Fund or Exor loses the right to designate such designee to the Board or (y) Stephen M. Humphrey ceases to serve as the Chief Executive Officer of the Company. In such event, the Board seat formerly occupied by such designee or such individual shall become a seat for an additional Other Director to be selected as provided in this Section 2.1(d).

          (e)    Agreement to Vote for Directors.    Each Stockholder agrees to vote, in person or by proxy, all Covered Shares owned by it (i) in favor of Stephen M. Humphrey (for so long as he serves as the Chief Executive Officer of the Company) and each Family Designee, CDR Designee, Exor Designee and Other Director when nominated for election to the Board and to take all other steps within such Stockholder's power (including causing the Company to call a special meeting of stockholders) to ensure that the composition of the Board is as set forth in this Section 2.1 and (ii) against any merger, consolidation or sale of substantially all the assets of the Company not approved in the manner required by Section 2.2.

          (f)    Vacancies.

              (i)  As long as the Family Stockholders, the CDR Fund or Exor, as the case may be, has any right to designate a person for nomination for election to the Board in any particular class, as specified in Section 2.1(c), at any time at which a vacancy shall be created on the Board as a result of the death, disability, retirement, resignation, removal or otherwise of a Family Designee, a CDR Designee or an Exor Designee, as the case may be, in such class, the Family Representative, the CDR Fund or Exor, as the case may be, shall be entitled to designate for appointment by the remaining directors of the Company under the Certificate of Incorporation an individual to fill such vacancy and to serve as a director on the Board in such class. Each of the Company and the Stockholders agrees to take such actions as will result in the appointment to the Board as soon as practicable of any individual so designated by the Family Representative, the CDR Fund or Exor.

            (ii)  Each Stockholder further agrees that (x) it shall not vote, or give any proxy or consent, in favor of the removal as a director of the Company of any Family Designee, CDR Designee or Exor Designee without the prior written consent of the other Stockholders, (y) except as otherwise set forth in this clause (ii), it shall not give any proxy with respect to shares of the capital stock of the Company entitling the holder of such proxy to vote on, or give any proxy or consent with respect to, the election of directors unless the holder of such proxy shall have agreed to comply with the obligations of such Stockholder under this Section 2.1, and (z) if, connection with the election of any Family Designee, CDR Designee or Exor Designee, any Stockholder indicates that it will not, or fails or refuses to, vote as required by this Section 2.1, or votes or gives any proxy or consent in contravention of this Section 2.1, such Stockholder hereby constitutes and appoints the Stockholder whose interests are detrimentally affected by such failure or refusal as such Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) for purposes of this clause (ii)(z) to vote any and all of the Covered Shares held or controlled by such Stockholder in accordance with this Section 2.1 (the "Proxy"), which Proxy shall revoke any other proxy previously given by the defaulting party in contravention of this Section 2.1 (it being understood that such Stockholder shall retain the right to vote such shares for all other purposes not inconsistent with this Section 2.1). Subject to Section 6.2 hereof, each Stockholder intends the Proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this clause (ii)(z).

            (iii)  At any time at which a vacancy shall be created on the Board as a result of the death, disability, retirement, resignation, removal or otherwise of an Other Director prior to the expiration of his or her term as director, the Nominating and Corporate Governance Committee shall notify the Board of a replacement and, provided such replacement would be an Independent Director, each of the Company and the Stockholders agrees to take such actions as will result in the appointment of such replacement Other Director to the Board as soon as practicable.

          (g)    Subsidiary Boards.    It is the intention of the Stockholders that the Board of Directors of each of Riverwood International Corporation and Graphic Packaging Corporation shall consist of 9 members, and shall have the same composition as the Company's Board of Directors.

          (h)    Term of Rights.    No Stockholder shall be obligated to designate an individual to serve on the Board, and any vacancy on the Board created by the failure of a Stockholder to designate a director shall be filled by an Independent Director designated for nomination by the Nominating and Corporate Governance Committee of the Board. Except as provided in clause (B) of Section 2.1(c)(ii), the right of any Stockholder to designate a person for nomination for election to the Board shall terminate at any time at which such Stockholder shall hold less than 5% of the Fully Diluted shares of Common Stock.

        Section 2.2    Actions of the Board; Affiliate Agreements.    Actions of the Board shall require the affirmative vote of at least a majority of the directors present in person or by telephone at a duly convened meeting of the Board at which a quorum is present, or the unanimous written consent of the Board, provided that a Board decision regarding the merger, consolidation or sale of substantially all the assets of the Company shall require the affirmative vote of a majority of the directors then in office. In addition to the vote required by the preceding sentence, a decision by the Company or any Subsidiary to enter into an Affiliate Agreement or to modify or terminate an Affiliate Agreement or to enforce or abandon the rights of the Company or any Subsidiary under or pursuant to any Affiliate Agreement (including the commencement or settlement of any suit or action) will require the affirmative vote of a majority of the directors not nominated by a Stockholder which, directly or indirectly through its Affiliate, has an interest in such Affiliate Agreement.

        Section 2.3    Board Committees.

          (a)    Audit Committee.    The Audit Committee of the Board shall have three members, consisting of the CDR Designee, the Family Designee and one Other Director, or such other members as the CDR Designee and the Family Designee shall mutually agree. Each member of the Audit Committee shall meet the requirements for membership of an audit committee under applicable law and exchange listing requirements. The Exor Designee shall have the right to attend meetings of the Audit Committee as a non-voting observer and to receive copies of all written materials provided to the Audit Committee.

          (b)    Compensation and Benefits Committee.    The Compensation and Benefits Committee of the Board shall have three members, consisting of the CDR Designee, the Family Designee and one Other Director, or such other members as the CDR Designee and the Family Designee shall mutually agree. No employee of the Company or its Affiliates shall serve on the Compensation and Benefits Committee. The Exor Designee shall have the right to attend meetings of the Compensation and Benefits Committee as a non-voting observer and to receive copies of all written materials provided to the Compensation and Benefits Committee.

          (c)    Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board shall have five members, consisting of the CDR Designee, the Family Designee, the Exor Designee and two Other Directors, or such other members as the CDR Designee, the Family Designee and the Exor Designee shall mutually agree. No employee of the Company or its Affiliates shall serve on the Nominating and Corporate Governance Committee.

          (d)    Initial Composition; Undertaking; Limitation.    Immediately after the Effective Time, the Board committees referred to in Section 2.3(a)-(c) shall have the membership provided therein, with the positions for Other Directors filled by such Other Directors as the CDR Designee and the Family Designee (and, with respect to the Nominating and Corporate Governance Committee, the Exor Designee) shall mutually agree. Each of the Company and the Stockholders agrees to take all steps within its power to ensure that the composition of the Board's committees is as provided herein. Notwithstanding Section 2.3(a)-(c), no Stockholder shall have the right to have its director designees sit as members of any committee of the Board in the event such Stockholder holds less than 5% of the Fully Diluted shares of Common Stock; provided that so long as the CDR Fund owns shares of Common Stock and the Former Riverwood Stockholders (including the CDR Fund) own, in the aggregate, at least 30% of the Fully Diluted Shares of Common Stock, the CDR Fund shall have the right to have its director designee sit as a member of each committee of the Board. The Board shall fill any committee seats that become vacant pursuant to the preceding sentence with Other Directors. The Board shall not form an Executive Committee.

        Section 2.4    Executive Chairman of the Board; Executive Officers.    The Chairman of the Board (the "Executive Chairman") and the executive officers of the Company shall be appointed in accordance with the Certificate of Incorporation and the By-Laws. The initial Executive Chairman shall be Jeffrey H. Coors, and the initial Chief Executive Officer shall be Stephen M. Humphrey.

        Section 2.5    Observation and Information Rights; Director Emeritus.

          (a)  The 1818 Fund II, L.P. (the "1818 Fund") shall have the right to designate Laurence Tucker ("Mr. Tucker") to attend meetings of the Board and to receive copies of all written materials provided to the Board; provided that (a) Mr. Tucker's observer rights shall terminate at such time as the 1818 Fund shall have Transferred (other than to a Permitted Transferee) 50% or more of the Common Stock held by the 1818 Fund at the Effective Time, and (b) the 1818 Fund shall have entered into an agreement with the Company, in substantially the form of Exhibit B hereto, setting forth the terms and conditions applicable to such attendance.

          (b)  Each Other Riverwood Stockholder (other than the 1818 Fund, which shall have the rights provided in Section 2.5(a), and Wolfensohn-River LLC) shall have the right to receive copies of all written materials provided to the Board; provided that (a) such Other Riverwood Stockholder's right shall terminate at such time as such Other Riverwood Stockholder shall have transferred (other than to a Permitted Transferee) 50% or more of the Common Stock held by such Other Riverwood Stockholder at the Effective Time and (b) such Other Riverwood Stockholder shall have entered into an agreement with the Company in substantially the form of Exhibit B hereto setting forth the terms and conditions applicable to such right.

          (c)  The Family Representative shall have the right to designate William K. Coors as an emeritus director of the Company ("Mr. W. Coors") and in such capacity Mr. W. Coors shall have the right to attend meetings of the Board and to receive copies of all written materials provided to the Board; provided that Mr. W. Coors' position as emeritus director shall terminate at such time as the Family Stockholders, in the aggregate, hold less than 5% of the Fully Diluted shares of Common Stock; and provided further, that the Board may from time to time meet without the presence of any non-management observers including Mr. W. Coors should the Board so decide. Mr. W. Coors shall not have any right to vote on any matter presented to the Board nor shall he have any rights, duties, obligations or liability to the Company arising out of acting as an emeritus director and observer other than as provided in this Section 2.5(c) and for breach of the Family Stockholders' agreement to keep non-public information about the Company they receive confidential.

ARTICLE III

RESTRICTIONS ON TRANSFER

        Section 3.1    General.    During the Restricted Period, no Stockholder may Transfer any Common Stock, except (i) subject to Section 3.2, to a Permitted Transferee of such proposed transferor or (ii) pursuant to a Public Offering. Any attempt by any Stockholder to Transfer any Common Stock not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give effect in the Company's stock records to any such attempted Transfer. After the expiration of the Restricted Period, each Stockholder may Transfer any Common Stock pursuant to a Public Offering or under Rule 144 or any other applicable exemptions from registration under the Securities Act, subject to any holdback obligations such Stockholder may have under the Registration Rights Agreement.

        Section 3.2    Transfers to Permitted Transferees.    No share of Common Stock shall be Transferred pursuant to Section 3.1 to any Permitted Transferee of the applicable Stockholder unless and until such Permitted Transferee shall have agreed in writing, in a manner acceptable in form and substance to each of the other Stockholders, (i) to accept the shares of Common Stock Transferred to it subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement. If a Stockholder Transfers to a Permitted Transferee pursuant to this Section 3.2 all, but no less than all, of such Stockholder's shares of Common Stock, then such Permitted Transferee shall have all the rights of such Stockholder hereunder (including, without limitation, such Stockholder's rights pursuant to Section 2.1(c)) and such Stockholder shall cease to have such rights. Each Stockholder is, and will remain, obligated for the performance by any of such party's Permitted Transferees of its obligations hereunder.

        Section 3.3    Legends.

          (a)    General.    Each certificate representing Common Stock owned by a Stockholder shall bear a legend on the face thereof substantially to the following effect (with such additions or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend").

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT AMONG RIVERWOOD HOLDING, INC. AND THE OTHER STOCKHOLDERS PARTY THERETO, DATED AS OF MARCH 25, 2003, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF RIVERWOOD HOLDING, INC. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING

    AND TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT."

          (b)    Legend for Exor and the CDR Fund.    In addition to the legend provided for in Section 3.3(a), those certificates representing shares of Common Stock owned by Exor or the CDR Fund shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT OR UPON RECEIPT BY RIVERWOOD HOLDING, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE."

          (c)    Legend for Family Stockholder Shares.    In addition to the legend provided for in Section 3.3(a), those certificates representing shares of Common Stock issued in the Merger to any Family Stockholder shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE "ACT"), APPLIES, AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY RIVERWOOD HOLDING, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT."

          (d)    Removal of Legends.    The Legend will be removed by the Company, with respect to any certificate representing Common Stock, by the delivery of substitute certificates without such Legend, in the event of a Transfer permitted by this Agreement and in which the Transferee is not required to enter into an agreement as provided for in Section 3.2. The supplemental legends provided for in Section 3.3(b) and Section 3.3(c) will only be removed at such time as they are no longer required for purposes of applicable securities law.

        Section 3.4    Attribution of Shares.    All references in this Agreement to the percentage of Fully Diluted shares of Common Stock owned by a Stockholder shall include the shares of Common Stock Transferred by such Stockholder to any of its Permitted Transferees.

ARTICLE IV

OTHER COVENANTS AND AGREEMENTS

        Section 4.1    Family Representative.    Each Family Stockholder hereby designates and appoints (and each Permitted Transferee of each such Family Stockholder is hereby deemed to have so designated and appointed) Jeffrey H. Coors and, in the case of his inability to act, William K. Coors (the "Family Representative"), to act as its attorney-in-fact with full power of substitution for each of them, to serve as the representative of each such Family Stockholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such person and hereby acknowledges that the Family Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such Family Stockholder. Each such Family Stockholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Family Stockholder. Each such Family Stockholder hereby authorizes (and each such Permitted Transferee shall be deemed to have authorized) the other parties hereto to disregard any notices or other action taken by such Family Stockholder pursuant to this Agreement, except for notice and actions taken by the Family Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Family Representative and are and will be entitled and authorized to give notices only to the Family Representative for any notice contemplated by this Agreement to be given to any such Family Stockholder. A successor to the Family Representative may be chosen by a majority in interest of the Family Stockholders; provided that notice thereof is given by the new Family Representative to the Company and to the CDR Fund and Exor.

        Section 4.2    Confidentiality.

          (a)  No Stockholder shall, and each Stockholder shall cause its Affiliates not to, use for any purpose or disclose to any Person (other than to other Stockholders), any Confidential Information, except as required by applicable laws or regulations. In the event any Stockholder or any of its Affiliates is required to disclose any Confidential Information under any law or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or process to which a Stockholder is subject), such Person shall, to the extent practicable, promptly notify the other parties of such requirement so that such other parties may seek an appropriate protective order or similar relief.

          (b)  "Confidential Information" means any information concerning the Company and its Subsidiaries, and Persons which become Subsidiaries, or the financial condition, business, operations or prospects of the Company and Persons which become Subsidiaries, in the possession of or furnished to any Stockholder (including by virtue of its present or former right to designate a Director); provided that the term "Confidential Information" does not include information which is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives.

        Section 4.3    Further Assurances.

          (a)  Each of the Company and the Stockholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions (including, in the case of a Stockholder, voting any Covered Shares owned by such Stockholder) as may be reasonably required in order to effectuate the purposes of this Agreement.

          (b)  Without limiting the generality of the obligations set forth in clause (a) of this Section 4.3, each of the CDR Fund, Exor and the Family Representative shall instruct their respective designees to the Board to take all steps within the scope of such designee's authority as a director of the Company to effectuate the purposes of this Agreement (and, in case such instructions are not carried out, shall cause the resignation and replacement of such designee), including without limitation:

              (i)  casting such designee's vote in opposition to any proposal contrary to the provisions, purposes and intent of this Agreement; and

            (ii)  declining to serve on any committee of the Board unless the size and membership of such committee is consistent with Section 2.3.

        Section 4.4    Transaction Fee.    Immediately after the Effective Time, the Company shall pay a fee related to obtaining fianancing, meeting with rating agencies and other expenses of $10 million to Clayton, Dubilier & Rice, Inc. or its designated Affiliates.

        Section 4.5    Voting: No Conflicting Provisions.    Except as provided by Article II and this Section 4.5, there shall be no restriction on the ability of the Stockholders or any of their Affiliates to vote any Covered Shares. Each Stockholder shall take all steps in its power, including voting any Covered Shares owned by it or any of its Affiliates, to ensure that the Certificate of Incorporation and the By-Laws, subject to applicable law, facilitate and do not at any time conflict with the provisions of this Agreement.

        Section 4.6    Consulting Agreement.    The Company shall not enter into any consulting agreement with Clayton, Dubilier & Rice, Inc. without the prior written approval of the Family Representative.

ARTICLE V

DEFINITIONS

        As used in this Agreement, the following terms have the meanings set forth below:

        "1818 Fund" has the meaning given in Section 2.5(a).

        "Affiliate" means with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. Any director, member of management or other employee of the Company or any of its subsidiaries who would not otherwise be an Affiliate of a Stockholder shall not be deemed to be an Affiliate of such Stockholder.

        "Affiliate Agreement" means any agreement, commitment, understanding or arrangement between the Company or any Subsidiary, on the one hand, and any Stockholder or any Affiliate of a Stockholder, on the other hand.

        "Board" means the Board of Directors of the Company.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

        "CDR Designee" has the meaning given in Section 2.1(c)(ii).

        "CDR Fund" has the meaning given in the recitals of this Agreement.

        "Class I" has the meaning given in Section 2.1(b).

        "Class II" has the meaning given in Section 2.1(b).

        "Class III" has the meaning given in Section 2.1(b).

        "Common Stock" has the meaning given in the recitals of this Agreement.

        "Company" has the meaning given in the recitals of this Agreement.

        "Confidential Information" has the meaning given in Section 4.2(b).

        "Control" means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

        "Covered Shares" means all of the shares of Common Stock, and any other voting securities of the Company, owned from time to time by any of the Stockholders (as adjusted for any reorganization, reclassification, recapitalization, stock dividend, stock split or any similar transaction).

        "Effective Time" has the meaning given in the Merger Agreement.

        "Executive Chairman" has the meaning given in Section 2.4.

        "Exor" has the meaning given in the recitals of this Agreement.

        "Exor Designee" has the meaning given in Section 2.1(c)(iii).

        "Family Designee" has the meaning given in Section 2.1(c)(i).

        "Family Stockholders" has the meaning given in the recitals of this Agreement.

        "Former Riverwood Stockholders" means the CDR Fund, Exor and the Other Riverwood Stockholders.

        "Fully Diluted" means, with respect to the Common Stock, (x) the total issued and outstanding shares of Common Stock as of such time, plus (y) that number of shares of Common Stock issuable upon the conversion of all evidences of indebtedness, shares of stock or other securities which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event outstanding as of such time (but not including options, warrants and other rights for the purchase or other acquisition of Common Stock).

        "Independent Director" means a director who (x) is not an officer or employee of the Company or any of its Affiliates, (y) is not an officer or employee of any Stockholder or any of such Stockholder's Affiliates or, if such Stockholder is a trust, a direct or indirect beneficiary of such trust and (z) meets the standards of independence under applicable law and the requirements applicable to companies listed on the New York Stock Exchange.

        "Legend" has the meaning given in Section 3.3(a).

        "Letter Agreement" has the meaning given in the recitals of this Agreement.

        "Lien" has the meaning given in the Merger Agreement.

        "Merger" has the meaning given in the recitals of this Agreement.

        "Merger Agreement" has the meaning given in the recitals of this Agreement.

        "Mr. Tucker" has the meaning given in Section 2.5(a).

        "Mr. W. Coors" has the meaning given in Section 2.5(c).

        "Other Riverwood Stockholders" means The 1818 Fund II, L.P.; Madison Dearborn Capital Partners, L.P.; HWH Investment Pte Ltd.; First Plaza Group Trust (acting through its investment advisor, General Motors Investment Management Corporation); J.P. Morgan Partners (BHCA), L.P.; and Wolfensohn-River LLC.

        "Other Directors" has the meaning given in Section 2.1(d)(i).

        "Other Restricted Period" has the meaning given in the Letter Agreement.

        "Permitted Transferee" means (i) in the case of the CDR Fund or Exor, any of their respective Affiliates, and (ii) in the case of a Family Stockholder, (A) any other Family Stockholder, (B) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such Family Stockholder or Adolph Coors Jr., (C) any trust, the trustees of which include only Persons named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A) or (B), (D) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A) or (B), or (E) if such Family Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.

        "Person" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, limited liability company or unincorporated entity.

        "Public Offering" means the sale of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

        "Registration Rights Agreement" has the meaning given in the recitals of this Agreement.

        "Restricted Period" means the period from and after the Effective Time to the earlier of (x) such time as 50% or more of the number of issued and outstanding shares of Common Stock have been publicly distributed or sold (including shares issued upon the exercise of employee stock options), or are being actively tracked on a national securities exchange or interdealer quotation system, and (y) 18 months after the Effective Time.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

        "Stockholders" has the meaning given in the recitals of this Agreement.

        "Subsidiary" means, with respect to a given Person, any corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity.

        "Transfer" means, with respect to any share of Common Stock (or direct or indirect economic or other interest therein), a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the creation of a derivative security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law. When used as a verb, "Transfer" shall have the correlative meaning. In addition, "Transferred" and "Transferee" shall have correlative meanings.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Severability.    If any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstance shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

        Section 6.2    Effectiveness; Term of Agreement.    This Agreement shall become effective, and the rights and obligations of the parties under this Agreement shall commence, immediately upon the Effective Time. This Agreement shall terminate (a) upon the unanimous written consent of the Company and the Stockholders, (b) with respect to any Stockholder, at such time as such Stockholder no longer holds any Covered Shares or (c) at such time as no more than one of (i) the CDR Fund, (ii) Exor, (iii) the CDR Fund and the other Former Riverwood Shareholders, in the aggregate, or (iv) the Family Stockholders, holds 5% or more of the Fully Diluted shares of Common Stock; provided, however, that the provisions of Section 4.2 shall survive any termination of this Agreement.

        Section 6.3    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 6.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (i)
    if to the Company:

      Riverwood Holding, Inc.
      3350 Riverwood Parkway
      Suite 1400
      Atlanta, Georgia 30339
      Facsimile: (770) 644-2929
      Attention: Secretary

    (ii)
    if to the CDR Fund:

      Clayton, Dubilier & Rice Fund V Limited Partnership
      c/o Clayton, Dubilier & Rice, Inc.
      375 Park Avenue
      New York, New York 10152
      Facsimile: (212) 407-5260
      Attention: Kevin J. Conway

      with a copy to:

      Debevoise & Plimpton
      919 Third Avenue
      New York, New York 10022
      Facsimile: (212) 909-6836
      Attention: Paul S. Bird, Esq.

    (iii)
    if to Exor:

      EXOR Group S.A.
      c/o EXOR America Inc.
      375 Park Avenue
      Suite 2701
      New York, NY 10152
      Facsimile: (212) 355-5690
      Attention: Michael J. Bartolotta

      with a copy to:

      Paul, Weiss, Rifkind, Wharton & Garrison LLP
      1285 Avenue of the Americas
      New York, NY 10019-6064
      Facsimile: (212) 757-3990
      Attention: Marc E. Perlmutter, Esq.

    (iv)
    if to the Family Representative or any Family Stockholder:

      Coors Family Trust
      Mail Stop VR900
      P.O. Box 4030
      Golden, CO 80401
      Facsimile: (303) 277-6887
      Attention: Jeffrey H. Coors

      with a copy to:

      Davis Graham & Stubbs LLP
      1550 Seventeenth Street
      Suite 500
      Denver, CO
      Attention: Jennings J. Newcom
      Telecopy: (303) 892-7400

        Section 6.5    Entire Agreement.    This Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

        Section 6.6    Interpretation.    When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 6.7    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 6.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles and rules of conflict of laws to the extent such principles or rules would require the application of the law of another jurisdiction.

        Section 6.9    Assignment.    Except as provided in Article III, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), and any attempt to make any such assignment other than as provided in Article III shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 6.10    No Third Party Beneficiaries.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the Persons specified in Section 2.5 shall be third party beneficiaries only with respect to the provisions of such Section 2.5.

        Section 6.11    Amendment; Waivers, etc.    This Agreement may be amended only with the prior written consent of the Family Representative, Exor and the CDR Fund. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Notwithstanding the foregoing, the consent of any Stockholder which has ceased to hold at least 5% of the Fully Diluted shares of Common Stock shall not be required to amend this Agreement; provided that (a) the prior written consent of the CDR Fund shall be required to amend this Agreement for so long as the CDR Fund owns shares of Common Stock and the Former Riverwood Stockholders (including the CDR Fund) own, in the aggregate, at least 30% of the Fully Diluted shares of Common Stock, and (b) the prior written consent of the Family Representative shall be required to amend this Agreement so long as the Family Stockholders own, in the aggregate, at least 5% of the Fully Diluted shares of Common Stock.

        Section 6.12    Submission to Jurisdiction; Waivers.    Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 6.13    Waiver of Jury Trial.    Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in Section 6.13.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

RIVERWOOD HOLDING, INC.
By:	/s/ STEPHEN M. HUMPHREY
	Name:	Stephen M. Humphrey
	Title:	President and Chief Executive Officer
CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP
By:	CD&R Associates V Limited Partnership, its general partner
	By:	CD&R Investment Associates II, Inc., its managing general partner
		By:	/s/ KEVIN J. CONWAY
			Name:	Kevin J. Conway
			Title:	Vice President and Secretary
EXOR GROUP S.A.
By:	/s/ PETER J. ROTHENBERG
	Name:	Peter J. Rothenberg
	Title:	Attorney-in-Fact
ADOLPH COORS FOUNDATION
By:	/s/ WILLIAM K. COORS
William K. Coors

/s/ WILLIAM K. COORS
William K. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, May Kistler Coors Trust dated September 24, 1965, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976
/s/ JOSEPH COORS, JR.
Joseph Coors, Jr. as Trustee of May Kistler Coors Trust dated September 24, 1965, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Grover C. Coors Trust dated September 12, 1969

/s/ JEFFREY H. COORS
Jeffrey H. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969, May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976
/s/ PETER H. COORS
Peter H. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969, May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Joseph Coors Trust dated December 14, 1988, Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976

/s/ JOHN K. COORS
John K. Coors as Trustee of May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Heman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946

/s/ DARDEN K. COORS
Darden K. Coors as Trustee of Herman F. Coors Trust dated July 5,1946
/s/ MELISSA E. COORS
Melissa E. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969
/s/ J. BRADFORD COORS
J. Bradford Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969

/s/ JOHN K. COORS
John K. Coors, Individually
/s/ JOSEPH COORS, JR.
Joseph Coors, Jr., Individually
/s/ WILLIAM K. COORS
William K. Coors, Individually
/s/ JEFFREY H. COORS
Jeffrey H. Coors, Individually
/s/ PETER H. COORS
Peter H. Coors, Individually
/s/ DARDEN K. COORS
Darden K. Coors, Individually

The undersigned each hereby acknowledges and accepts his appointment as a Family Representative pursuant to Section 4.1:
/s/ JEFFREY H. COORS
Name: Jeffrey H. Coors
/s/ WILLIAM K. COORS
Name: William K. Coors

Schedule I

Family Stockholders

1.
Adolph Coors, Jr. Trust dated September 12, 1969 by its acting Trustees: William K. Coors, Jeffrey H. Coors, Peter H. Coors, J. Bradford Coors, and Melissa E. Coors

2.
Augusta Coors Collbran Trust dated July 5, 1946 by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, and John K. Coors

3.
Bertha Coors Munroe Trust dated July 5, 1946 by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, and John K. Coors

4.
Grover C. Coors Trust dated August 7, 1952 by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, and John K. Coors

5.
Herman F. Coors Trust dated July 5, 1946 by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, John K. Coors, and Darden K. Coors

6.
Janet H. Coors Irrevocable Trust FBO Frances M. Baker dated July 27, 1976, by its acting Trustees: William K. Coors, Jeffrey H. Coors, and Peter H. Coors

7.
Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin dated July 27, 1976, by its acting Trustees: William K. Coors, Jeffrey H. Coors, and Peter H. Coors

8.
Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin dated July 27, 1976, by its acting Trustees: William K. Coors, Jeffrey H. Coors, and Peter H. Coors

9.
Joseph Coors Trust dated December 14, 1988, by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, and Peter H. Coors

10.
Louise Coors Porter Trust dated July 5, 1946 by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, and John K. Coors

11.
May Kistler Coors Trust dated September 24, 1965 by its acting Trustees: William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, and John K. Coors

12.
Darden K. Coors

13.
Jeffrey H. Coors

14.
John K. Coors

15.
Joseph Coors, Jr.

16.
Peter H. Coors

17.
William K. Coors

18.
Adolph Coors Foundation

Sch. I–Page 1

Exhibit A

Initial Board Composition

Stephen Humphrey
Jeffrey H. Coors,
    Executive Chairman
Hal Logan
John Miller
Martin Walker
[CDR Designee]
G. Andrea Botta

Exhibit B

Form of Transfer Restrictions and Observation Rights Agreement

QuickLinks

Table of Contents
STOCKHOLDERS AGREEMENT
ARTICLE I REPRESENTATIONS AND WARRANTIES
ARTICLE II CORPORATE GOVERNANCE AND MANAGEMENT
ARTICLE III RESTRICTIONS ON TRANSFER
ARTICLE IV OTHER COVENANTS AND AGREEMENTS
ARTICLE V DEFINITIONS
ARTICLE VI MISCELLANEOUS
Family Stockholders
Initial Board Composition
Form of Transfer Restrictions and Observation Rights Agreement